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                          COMPASS AEROSPACE CORPORATION

                            1998 STOCK INCENTIVE PLAN

1. PURPOSE

      The purpose of the Compass Aerospace Corporation 1998 Stock Incentive Plan (the "Plan") is to further the interests of Compass Aerospace Corporation (the "Company") by strengthening the desire of Employees to continue their employment with the Company and by securing other benefits for the Company through stock options and restricted stock awards to be granted hereunder. Options granted under the Plan are either options intending to qualify as "incentive stock options" within the meaning of Section 422 of the Code or non-qualified stock options.

2. DEFINITIONS

      Whenever used herein the following terms shall have the following meanings, respectively:

      (a) "Act" shall mean the Securities Act of 1933, as amended.

      (b) "Board" shall mean the Board of Directors of the Company.

      (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

      (d) "Committee" shall mean the committee selected and designated by the Board as the "Compensation Committee," or if no committee has been appointed, reference to "Committee" shall be deemed to refer to the Board.

      (e) "Common Stock" shall mean the Company's Common Stock as described in the Company's Articles of Incorporation.

      (f) "Company" shall mean Compass Aerospace Corporation, a Delaware corporation.

      (g) "Employee" shall mean in connection with Non-Qualified Options, the Company's Non-Qualified Stock Option Agreement and Restricted Stock Awards (i) any director, officer, actual employee or independent contractor of the Company or any Subsidiary or Parent of the Company, (ii) any individual in an effort to induce said individual to become and remain an employee or independent contractor of the Company, or (iii) any other individual or entity the Committee may deem appropriate to receive a Non-Qualified Option (so long as the grant of the Non-Qualified Option furthers a specific Company purpose and the Committee


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deems it in the best interests of the Company to grant the Non-Qualified Option to said individual or entity). In connection with Incentive Options and the Company's Incentive Stock Option Agreement, the term "Employee" shall include only actual employees of the Company or of any Subsidiary or Parent of the Company.

      (h) "Fair Market Value Per Share" of the Common Stock shall mean if the Common Stock is publicly traded the mean between the highest and lowest quoted selling prices of the Common Stock on the date of the grant of the Option or, if not available, the mean between the bona fide bid and asked prices of the Common Stock on the date of the grant of the Option or RSA. In any situation not covered above or if there were no sales on the date of the grant of an Option or RSA, the Fair Market Value Per Share shall be determined by the Committee in accordance with Section 20.2031-2 of the Federal Estate Tax Regulations. Notwithstanding the foregoing, if the Option or RSA is granted in connection with an initial public offering of the Company's Common Stock, the Fair Market Value Per Share shall be at the price at which the Common Stock is sold in such public offering.

      (i) "Incentive Option" shall mean an Option granted under the Plan which is designated as and is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

      (j) "Initial Public Offering" shall mean a firm commitment underwritten public offering pursuant to an effective registration statement under the Act covering the offer and sale of the Common Stock.

      (k) "Non-Qualified Option" shall mean an Option granted under the Plan which is designated as a non-qualified stock option and which does not qualify as an incentive stock option within the meaning of Section 422 of the Code.

      (l) "Option" shall mean an Incentive Option, as defined in Section 2(i) hereof, or a Non-Qualified Option, as defined in Section 2(k) hereof.

      (m) "Optionee" shall mean any Employee who has been granted an Incentive Option to purchase shares of Common Stock under the Plan and shall mean any person (including an Employee) who has been granted a Non-Qualified Option under the Plan.

      (n) "Parent" shall have the meaning set forth in Section 424(e) of the Code.

      (o) "Participant" means any individual to whom a RSA has been granted by the Committee under this Plan.

      (p) "Permanent Disability" shall mean termination of employment with the Company or with the consent of the Company by reason of permanent and total disability within the meaning of Section 22(e)(3) of the Code.


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      (q) "Plan" shall mean this 1998 Stock Incentive Plan.

      (r) "Restricted Stock Award" means any form of grant of Restricted Stock under the Plan.

      (s) "Restricted Stock" means shares of Common Stock issued pursuant to an RSA which are subject to forfeiture provisions or such other conditions as may be determined by the Committee and specified in the Restricted Stock Award Agreement.

      (t) "Restricted Stock Award Agreement" means a written agreement setting forth the terms of an RSA.

      (u) "RSA" means a Restricted Stock Award.

      (v) "Subsidiary" shall have the meaning set forth in Section 424(f) of the Code.

3. ADMINISTRATION

      (a) The Plan shall be administered either (i) by the Board, or (ii) in the discretion of the Board, by the Committee appointed by the Board. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies.

      (b) Any action of the Committee with respect to the administration of the Plan shall be taken by majority vote or by written consent of a majority of its members.

      (c) Subject to the provisions of the Plan, the Committee or the Board shall have the authority to construe and interpret the Plan, to define the terms used therein, to determine the time or times an Option or RSA may be issued or exercised and the number of shares which may be exercised at any one time, to prescribe, amend and rescind rules and regulations relating to the Plan, to approve and determine the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Committee shall be conclusive and binding on all Employees and on their guardians, legal representatives and beneficiaries.

      (d) The Company will indemnify and hold harmless the members of the Board and the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the negligence, gross negligence, bad faith, willful misconduct and/or criminal acts of such person.


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      (e) The Company will provide financial information to the Optionees and
Participants on the same basis as the Company provides such information to holders of Common Stock, which in any event shall include dissemination of the Company's financial statements at least annually.

4. NUMBER OF SHARES SUBJECT TO PLAN

      The shares to be offered under the Plan shall initially consist of up to two million (2,000,000) shares of Common Stock, subject to adjustment from time to time by the Committee. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of this Plan. If any shares which are attributable to RSAs expire or are otherwise terminated, cancelled, surrendered or forfeited, during a calendar year, such shares shall again be available for purposes of this Plan.

5. ELIGIBILITY AND PARTICIPATION

      (a) The Committee shall determine the Employees to whom Options or RSAs shall be granted, the time or times at which such Options or RSAs shall be granted and the number of shares to be subject to each Option or RSA. An Employee who has been granted an Option or RSA may, if he is otherwise eligible, be granted an additional Option or Options or RSA or RSAs if the Committee shall so determine. An Employee may be granted Incentive Options or Non-Qualified Options or both under the Plan; provided, however, that the grant of Incentive Options and Non-Qualified Options to an Employee shall be the grant of separate Options and each Incentive Option and each Non-Qualified Option shall be specifically designated as such.

      (b) In no event shall an Employee be granted in any calendar year, under the Plan and all other plans of the Company and any Subsidiary or Parent of the Company, Incentive Options that are first exercisable during any one calendar year for stock with an aggregate fair market value (determined as of the time the option was granted) in excess of One Hundred Thousand Dollars ($100,000).

6. RESTRICTED STOCK AWARDS

      The Committee may grant RSAs to such directors, officers, actual employees or independant contractors of the Company of any Subsidiary of Parent of the Company, in such amounts and subject to such terms and conditions as the Committee may determine in its sole discretion, including such restrictions on transferability and other restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee shall determine.

      Restricted Stock granted under the Plan shall be evidenced by certificates registered in the name of the Participant and bearing an appropriate legend referring to the terms, conditions,


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and restrictions applicable to such Restricted Stock. The Company may retain physical possession of any such certificates, and the Company may require a Participant awarded Restricted Stock to deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock for so long as the Restricted Stock is subject to a risk of forfeiture.

      Unless otherwise determined by the Committee at the time of an Award, the holder of an RSA shall have the right to vote the restricted shares and to receive dividends thereon, unless and until such shares are forfeited.

      In the event all or any of the shares subject to an RSA are forfeited due to failure to meet or comply with restrictions imposed by the Committee at the time of grant prior to the lapse of any or all such restrictions, the Company shall repay to the Participant (or the Participant's estate) any cash amount paid by the Participant for such forfeited shares.

7. PURCHASE PRICE OF OPTIONS

      The purchase price of each share covered by the Plan shall be determined by the Committee subject to the following:

      (a) The purchase price of each share covered by each Incentive Option shall not be less than one hundred percent (100%) of the Fair Market Value Per Share of the Common Stock of the Company on the date the Incentive Option is granted; provided, however, that if at the time an Incentive Option is granted the Optionee owns or would be considered to own by reason of Section 424(d) of the Code more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent of the Company, the purchase price of the shares covered by such Incentive Option shall not be less than one hundred ten percent (110%) of the Fair Market Value Per Share of the Common Stock on the date the Incentive Option is granted.

      (b) The purchase price of each share covered by each Non-Qualified Option shall not be less than eighty-five percent (85%) of the Fair Market Value Per Share of the Common Stock of the Company on the date the Non-Qualified Option is granted.

8. DURATION OF OPTIONS

      The expiration date of each Option and all rights thereunder shall be determined by the Committee at the time of the grant of the Option and as shall be permissible under the terms of the Plan; provided, however, in no event shall an Option be exercisable after the expiration of ten (10) years from the date on which the Option is granted, and the Option shall be subject to earlier termination as provided herein; provided, however, that if at the time an Incentive Option is granted the Optionee owns or would be considered to own by reason of Section 424(d) of the Code more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent of the Company, such Incentive Option shall expire


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five (5) years from the date the Incentive Option is granted unless the
Committee selects an earlier date.

9. EXERCISE OF OPTIONS

      Except as otherwise determined by the Committee, an Option shall be exercisable at a rate of twenty percent (20%) per year over five (5) years from the date of grant of such Options, unless the Committee determines otherwise.

      An Optionee may purchase less than the total number of shares for which the Option is exercisable, provided that a partial exercise of an Option may not be for less than one hundred (100) shares, unless the exercise is during the final year of the Option, and shall not include any fractional shares. As a condition to the exercise, in whole or in part, of any Option, the Committee may in its sole discretion require the Optionee to pay, in addition to the purchase price of the shares covered by the Option, an amount equal to any federal, state and local taxes that the Committee has determined are required to be paid in connection with the exercise of such Option in order to enable the Company to claim a deduction or otherwise. Furthermore, if any Optionee disposes of any shares of stock acquired by exercise of an Incentive Option prior to the expiration of either of the holding periods specified in Section 422(a)(1) of the Code, the Optionee shall pay to the Company, or the Company shall have the right to withhold from any payments to be made to the Optionee, an amount equal to any federal, state and local taxes the Committee has determined are required to be paid in connection with the exercise of such Option, in order to enable the Company to claim a deduction or otherwise.

10. METHOD OF EXERCISE OF OPTIONS

      (a) To the extent that the right to purchase shares has accrued, Options may be exercised from time to time by giving written notice to the Company stating the number of shares with respect to which the Option is being exercised, accompanied by payment in full, by cash or by certified or cashier's check payable to the order of the Company or the equivalent thereof acceptable to the Company, of the purchase price for the number of shares being purchased and, if applicable, any federal, state or local taxes required to be paid in accordance with the provisions of Section 8 hereof. The Company shall issue a separate certificate or certificates with respect to each Option exercised by an Optionee.

      (b) In the Committee's discretion, payment of the purchase price for the shares with respect to which the Option is being exercised may be made in whole or in part with shares of Common Stock of the Company. If payment is made with shares of Common Stock, the Optionee, or other person entitled to exercise the Option, shall deliver to the Company certificates representing the number of shares of Common Stock in payment for the shares being purchased, duly endorsed for transfer to the Company. If requested by the Committee, prior to the acceptance of such certificates in payment for such shares, the Optionee, or any other person entitled to exercise the Option, shall supply the Committee with a representation and warranty in


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writing that he has good and marketable title to the shares represented by the certificate(s), free and clear of all liens and encumbrances. The value of the shares of Common Stock tendered in payment for the shares being purchased shall be their Fair Market Value Per Share on the date of the Optionee's exercise.

      (c) Notwithstanding the foregoing, the Company shall have the right to postpone the time of delivery of the shares for such period as may be required for it to comply, with reasonable diligence, with any applicable listing requirements of any national securities exchange or any federal, state or local law. If an Optionee, or other person entitled to exercise an Option, fails to accept delivery of or fails to pay for all or any portion of the shares requested in the notice of exercise, upon tender of delivery thereof, the Committee shall have the right to terminate his Option with respect to such shares.

      (d) The Company may make loans to Optionees as the Committee, in its discretion, may determine in connection with the exercise of outstanding Options granted under the Plan. Such loans shall (i) be evidenced by promissory notes entered into by the holders in favor of the Company; (ii) be subject to the terms and conditions set forth in this subsection (d) and such other terms and conditions, not inconsistent with the Plan, as the Committee shall determine; and (iii) bear interest at such rate as the Committee shall determine. In no event may the principal amount of any such loan exceed the purchase price of the shares covered by the Option, or portion thereof, purchased by the Optionee. The initial term of the loan, the schedule of payments of principal and interest under the loan, the extent to which the loan is to be with or without recourse against the holder with respect to principal and applicable interest and the conditions upon which the loan will become payable in the event of the holder's termination of employment shall be determined by the Committee; provided, however, that the term of the loan, including extensions, shall not exceed ten
(10) years. Unless the Committee determines otherwise, when a loan shall have been made, shares having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan and such pledge shall be evidenced by a security agreement, the terms of which shall be determined by the Committee, in it discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

11. NON-TRANSFERABILITY OF OPTIONS

      No Option or RSA granted under the Plan shall be assignable or transferable by the Optionee, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by the Optionee. Shares subject to RSAs shall be delivered or made only to the holder of the RSA or such holder's duly appointed legal representative.


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12. CONTINUANCE OF EMPLOYMENT

      Nothing contained in the Plan or in any Option or RSA granted under the Plan shall confer upon any Optionee or Participant any rights with respect to the continuation of his employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the Optionee or Participant from the rate in existence at the time of the grant of an Option or RSA.

13. TERMINATION OF EMPLOYMENT OTHER THAN BY DEATH OR PERMANENT DISABILITY

      Except as the Committee may determine otherwise with respect to any Non-Qualified Options granted hereunder: If an Optionee ceases to be an Employee for any reason other than his death or Permanent Disability, any Options granted to him under the Plan shall terminate three (3) months from the date on which such Optionee terminates his employment (whether voluntarily or involuntarily) unless such Optionee has been rehired by the Company and is an Employee on such date. During such three (3) month period, an Optionee may exercise any Option granted to him but only to the extent such Option was exercisable on the date of termination of his employment and provided that such Option has not expired or otherwise terminated as provided herein. The decision as to whether a termination for a reason other than death or Permanent Disability has occurred shall be made by the Committee, whose decision shall be final and conclusive. A leave of absence approved in writing by the Committee shall not be deemed a termination of employment for purposes of this Section, but no Option may be exercised during any such leave of absence, except during the first three (3) months thereof.

14. DEATH OR PERMANENT DISABILITY OF OPTIONEE OR PARTICIPANT

      Except as the Committee may determine otherwise with respect to any Non-Qualified Options granted hereunder: If an Optionee shall die at a time when he is employed by the Company or if the Optionee shall cease to be an Employee by reason of Permanent Disability, any Options granted to him under this Plan shall terminate one year after the date of his death or termination of employment due to Permanent Disability unless by its terms it shall expire before such date or otherwise terminate as provided herein, and shall only be exercisable to the extent that it would have been exercisable on the date of his death or his retirement due to Permanent Disability. In the case of death, the Option may be exercised by the person or persons to whom the Optionee's rights under the Option shall pass by will or by the laws of descent and distribution. The decision as to whether a termination by reason of Permanent Disability has occurred shall be made by the Committee, whose decision shall be final and conclusive.

      Each Participant shall file and maintain with the Company a written designation of one or more persons as the beneficiary or beneficiaries who shall be entitled to receive the award, if any, of Restricted Stock payable under the Plan upon the Participant's death. If no such designation is in effect at the time of a Participant's death, or if no designated beneficiary survives the


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Participant or if such designation conflicts with the law, the Participant's estate shall be entitled to receive the RSA, if any, payable under the Plan upon the Participant's death.

15. STOCK PURCHASE NOT FOR DISTRIBUTION

      Each Optionee or Participant shall, by accepting the grant of an Option or RSA under the Plan, represent and agree, for himself and his transferees by will or the laws of descent and distribution, that all shares of stock purchased upon exercise of the Option or grant of the RSA will be received and held without a view to distribution except as may be permitted by the Act, and the rules and regulations promulgated thereunder. After each notice of exercise of any portion of an Option or grant of an RSA, if requested by the Committee, the person entitled to exercise the Option or granted the RSA must agree in writing that the shares of stock are being acquired in good faith without a view to distribution except as may be permitted by the Act and the rules and regulations promulgated thereunder.

16. PRIVILEGES OF STOCK OWNERSHIP

      No person entitled to exercise any Option granted under the Plan shall have any of the rights or privileges of a shareholder of the Company with respect to any shares of Common Stock issuable upon exercise of such Option until such person has become the holder of record of such shares. No adjustment shall be made for dividends or distributions of rights in respect of such shares if the record date is prior to the date on which such person becomes the holder of record, except as provided in Section 17 hereof.

17. ADJUSTMENTS

      The Committee shall have the full authority, in its sole discretion, to specify any rules, procedures, adjustments or matters with respect to the Plan or any Options or RSAs issued under the Plan in connection with any reorganization, merger, reverse merger, recapitalization, reclassification, stock split, reverse split, combination of shares, sale of all or substantially all of the assets of the Company, sale of the Company or other corporate event or transaction, including, without limitation, modifying any applicable vesting provisions, adjusting the amount of outstanding Options and/or RSAs, and/or terminating the Plan. The Committee shall not be obligated to take any action, but any determination by the Committee, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan or in connection with any such adjustment.

18. AMENDMENT AND TERMINATION OF PLAN

      (a) The Board may from time to time, with respect to any shares at the time not subject to Options or RSAs, suspend or terminate the Plan or amend or revise the terms of the Plan; provided that any amendment to the Plan shall be approved by a majority of the shareholders of the Company if the amendment would
(i) materially increase the benefits


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accruing to participants under the Plan; (ii) increase the number of shares of
Common Stock which may be issued under the Plan, except as permitted under the provisions of Section 16 hereof; or (iii) materially modify the requirements as to eligibility for participation in the Plan.

      (b) No amendment, suspension or termination of the Plan shall, without the consent of the Optionee or Participant, alter or impair any rights or obligations under any Option or RSA theretofore granted to such Optionee or Participant under the Plan.

      (c) The terms and conditions of any Option granted to an Optionee, or RSA granted to a Participant, under the Plan may be modified or amended only by a written agreement executed by the Optionee or Participant and the Company; provided, however, that if any amendment or modification of an Incentive Option would constitute a "modification, extension or renewal" within the meaning of
Section 424(h) of the Code, such amendment shall be null and void unless the amendment contains an acknowledgment by the parties substantially in the following form: "The parties hereto recognize and agree that this amendment constitutes a modification, renewal or extension, within the meaning of Section 424(h) of the Code, of the option originally granted ________."

19. EFFECTIVE DATE OF PLAN

      This Plan shall become effective upon adoption by the Board and approval by the Company's shareholders; provided, however, that prior to approval of the Plan by the Company's shareholders, but after adoption by the Board, RSAs and Options may be granted under the Plan subject to obtaining such shareholders' approval. Notwithstanding the foregoing, such shareholders' approval must occur no later than twelve (12) months after the date of adoption of the Plan by the Board.

20. TERM OF PLAN

      No Option or RSA shall be granted pursuant to the Plan after ten (10) years from the earlier of the date of adoption of the Plan by the Board or the date of approval of the Plan by the Company's shareholders.

21. RIGHT TO REPURCHASE AND RIGHT OF FIRST REFUSAL.

      Except as the Committee may determine otherwise, if an Optionee or Participant shall cease to be an Employee other than due to retirement with the consent of the Company, the Company shall have the right to (i) repurchase all or any portion of the shares purchased by an Optionee upon the exercise of the Optionee's Option, or delivered to a Participant pursuant to a RSA, at the Fair Market Value of the shares as of the date of termination of employment or, to the extent required to satisfy applicable legal requirements, the original purchase price, if higher, as well as any shares issuable upon exercise of any unexercised Options which the Optionee has the right to exercise at the time the Optionee ceases to be an employee at the Fair Market Value


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of the shares less the purchase price payable upon exercise of such Options, and
(ii) to purchase the unvested portion of the shares as of the date of termination of employment at the cost, if any, paid by the Employee for purchase of the Options. Any shares or Options repurchased by the Company hereunder shall again be available for issuance under the Plan. The Committee shall determine in each case whether the Optionee or Participant shall have ceased to be an Employee due to retirement with the consent of the Company. Any such determination of the Committee shall be final and conclusive.

      The Company shall have the right of first refusal, exercisable in connection with any proposed sale, hypothecation or other disposition of the shares purchased by an Optionee pursuant to an Option or delivered to a Participant pursuant to an RSA. In the event the holder of such shares desires to accept a bona fide third-party offer for any or all of such shares, the shares shall first be offered to the Company upon the same terms and conditions as are set forth in the bona fide offer.

      Each Option or RSA may provide, at the Committee's discretion, that the rights granted by this section shall lapse and cease to have effect upon any of the following: (1) the first date on which the Common Stock is held of record by more than five hundred (500) persons, (2) determination by the Board that a public market exists for the outstanding shares of Common Stock or (3) the consummation of an Initial Public Offering.

22. MARKET STAND-OFF.

      In connection with an Initial Public Offering or any subsequent underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Act, an Optionee or Participant shall agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any shares under the Plan without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters, provided, however, that in no event shall such period exceed one hundred eighty (180) days.

23. OPTION OR RSA AGREEMENTS

      Options and RSAs under the Plan shall be evidenced by an agreement as shall be approved by the Committee that sets forth the terms, conditions and limitations of an Option or RSA. The Committee may amend agreements theretofore entered into, either prospectively or retroactively, including, but not limited to, the acceleration of vesting of an Option or RSA and the extension of time to exercise an Option or RSA, except that, no such amendment shall affect the Option or RSA in a materially adverse manner without the consent of the Optionee or Participant.


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24. LEGENDS.

      All certificates for shares delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed and any applicable federal or state securities laws, or as may otherwise be appropriate to administer the Plan, and the Committee may cause a legend or legends to be placed on such certificates to evidence such restrictions.

25. GOVERNING LAW.

      The Plan shall be governed and construed in accordance with the laws of the State of California and the Code.


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